SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008 (November 7, 2008)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  REGULATION FD DISCLOSURE.

MBIA Inc. (“MBIA” or the “Company”) issued a press release on November 7, 2008. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On November 7, 2008, Moody’s Investors Service, Inc. (“Moody’s”) downgraded the following ratings:

  MBIA Insurance Corporation -- insurance financial strength to Baa1 from A2, and surplus notes to Baa3 from Baa1;
  MBIA Insurance Corp. of Illinois -- insurance financial strength to Baa1 from A2;
  Capital Markets Assurance Corporation -- insurance financial strength to Baa1 from A2;
  MBIA UK Insurance Limited -- insurance financial strength to Baa1 from A2;
  MBIA Assurance S.A. -- insurance financial strength to Baa1 from A2;
  MBIA Mexico, S.A. de C.V.'s -- insurance financial strength to Baa1 from A2 (Moody’s affirmed the firm's Aaa.mx – national scale rating, and it remains under review for possible downgrade);
  MBIA Inc. -- senior unsecured debt to Ba1 from Baa2, provisional senior debt to (P) Ba1 from (P) Baa2, provisional subordinated debt to (P) Ba2 from (P) Baa3, and provisional preferred stock to (P) Ba3 from (P) Ba1; and
  North Castle Custodial Trusts I-VIII -- contingent capital securities to Ba1 from Baa2.

In its press release, Moody’s indicated that the “rating action concludes a review for possible downgrade that was initiated on September 18, 2008, and reflects Moody's view of MBIA's diminished business and financial profile resulting from its exposure to losses from US mortgage risks and disruption in the financial guaranty business more broadly.”  Moody’s noted the downgrade resulted from four primary factors:  “First is Moody's expectation of greater losses on mortgage related exposure, reflecting continued adverse delinquency trends. Second is the possibility of even greater than expected losses in extreme stress scenarios, with losses possibly reaching sectors beyond mortgage related exposures as corporate and other consumer credits face a more challenging economic environment, and given the leverage contained in MBIA's sizable portfolio of resecuritization transactions, including some commercial real estate CDOs. Third is Moody's view of the company's diminished business prospects as reflected in its substantially reduced participation in the primary financial guaranty market in 2008. Fourth is the company's limited financial flexibility.”

In addition, Moody’s stated that “[t]he outlook for the ratings is developing,” which “reflects both the potential for further deterioration in the insured portfolio as well as positive developments that could occur over the near to medium term, including greater visibility about mortgage performance, the possibility of commutations or terminations of certain ABS CDO exposures and/or successful remediation efforts on poorly performing RMBS transactions, as well as the potential for various initiatives being pursued at the US federal level to mitigate the rising trend of mortgage loan defaults.”  Moody’s added that it “will continue to evaluate MBIA's ratings in the context of the future performance of the company's insured portfolio relative to expectations and resulting capital adequacy levels, as well as changes, if any, to the company's strategic and capital management plans,” and that, “[s]hould MBIA's capital position deteriorate materially beyond the effect of a possible $1.5 billion increase in ABS CDO credit-related impairments (in line with Moody's expected loss estimates), there could be further negative pressure on the firm's ratings.”

As a result of the ratings action, the Moody's-rated securities that are guaranteed by MBIA Insurance Corporation are also downgraded to Baa1, except those with higher public underlying ratings. According to Moody’s, a list of these securities will be made available under "Ratings Lists" at www.moodys.com/guarantors.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

99.1     Press Release issued by MBIA Inc. dated November 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Counsel

Date:	November 10, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated November 10, 2008

Exhibit 99.1                  Press Release issued by MBIA Inc. dated November 7, 2008.